Exhibit 10.1

EXCHANGE AGREEMENT

Party A: Resort Savers, Inc., a Nevada corporation which is quoted on the Over the Counter Bulletin Board and on the OTCQB operated by the OTC Markets Group, Inc. under the symbol “RSSV.” (“Party A”).
Party B: YANG Baojin, a citizen of the People’s Republic of China and the president and majority shareholder of Beijing Yandong Tieshan Oil Products Co., Ltd. (“BYTOC”), a corporation organized under the laws of the People’s Republic of China (“Party B”).
Party C: Huaxin Changrong (Shenzhen) Technology Service Co., Ltd., a corporation organized under the laws of the People’s Republic of China, a wholly owned subsidiary of Xing Rui International Investments Holding Group Co., Ltd., a Seychelles corporation and itself a wholly owned subsidiary of Party A (“Party C”).
This Exchange Agreement (the “Agreement”) is entered into as of January 29, 2016 (the “Effective Date”) by and between Party A, Party B, and Party C as defined above (each a “Party” and together the “Parties”). On the basis of equality and mutual benefits and upon friendly negotiation, the Parties, intending to be legally bound, have agreed as follows with respect to the issues concerning the issuance of shares of the common stock of Party A, $0.001 par value per share (the “Party A Shares”) to Party B, in exchange for the transfer by Party B to Party C of a 51% ownership interest in BYTOC (the “Ownership Interest”):
Article 1	Agreement for Exchange of Shares; Closing.
1.	The Parties unanimously agree that at Closing (as defined herein), Party A will sell, assign, transfer and deliver to Party B six million (6,000,000) (subject to Section 2 of Article 4) Party A Shares, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description (the “Party A Exchange Shares”), and, in payment for such Party A Exchange Shares, Party B will sell, assign, transfer and deliver to Party C, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the Ownership Interest such that, immediately following the Closing, Party C shall have a 51% ownership interest in BYTOC of 51% (such exchange, the “Exchange”).

2.	The closing (“Closing”) of the transactions contemplated by this Agreement shall occur concurrently with the execution and delivery of this Agreement on the Effective Date. At the Closing, the Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all documents and materials required by this Agreement to be so delivered at the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.
3.	At the Closing:
a)	Party A and Party C shall deliver to Party B sufficient evidence of approval of the Agreement by the board of directors of each.
b)	Party B shall deliver to Party A a certificate duly executed by Party B certifying that the adoption of this Agreement shall have been duly approved by the board of directors of BYTOC and that any required approval of the shareholders of BYTOC or any other third parties to the consummation of the transactions contemplated herein have been obtained.
c)	Party A shall deliver the Party A Exchange Shares to Party B, and Party B shall deliver the Ownership Interest to Party C. The parties shall execute such documents as undertake such actions as reasonably required to evidence Party C’s ownership of the Ownership Interest. The Party A Exchange Shares shall be characterized as “restricted securities” as defined under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and each certificate representing any such shares shall, until such time that the shares are not so restricted under the Securities Act, bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise, if any):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.
“TRANSFER OF THE SHARES IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S (17 C.F.R. §§230.901 THROUGH 230.905, AND PRELIMINARY NOTES) UNDER THE ACT, PURSUANT TO REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

4.	The Parties acknowledge and agree that Party A shall refuse to register any transfer of the Party A Exchange Shares not made in accordance with Regulation S (17 C.F.R. §230.901 through §230.905, and Preliminary Notes) promulgated under the Securities Act (“Regulation S”) or pursuant to registration under the Securities Act or an available exemption therefrom.
5.	If, at any time after the Closing, any further action is reasonably determined by either Party to be necessary or desirable to carry out the purposes of this Agreement, the Parties shall make reasonable accommodation to assist in taking take such action.
Article 2	Representations, Warranties and Covenants of Party B
1.	Organization; Qualification. BYTOC is a company duly organized, validly existing, and in good standing under the laws of the People’s Republic of China and has the corporate power and is duly authorized under all applicable laws and regulations to carry on its business in all material respects as it is now being conducted. Party B has provided Party A with a complete and correct copy of the articles of association, bylaws, minutes of meetings and consents of the board of directors and shareholders, and the shareholder records of BYTOC as in effect on the date hereof, and this Agreement does not violate any provision of any such records and no vote or other approval of the shareholders of BYTOC is required to enter into this Agreement or consummate the transactions contemplated herein. The books of account, stock records, minute books and other records of each of the Acquired Companies are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices and all applicable legal requirements. Party B has caused BYTOC to take all actions required by law, its articles of association, or otherwise to authorize the execution, delivery and performance of this Agreement.
Party B has the absolute and unrestricted right, power and authority to enter into and perform his obligations under this Agreement and under each other agreement, document and instrument referred to in this Agreement to which Party B is a party. This Agreement and each other agreement, document or instrument referred to in this Agreement to which Party B is a party constitutes the legal, valid and binding obligation of Party B, enforceable against him in accordance with its terms.

2.	Capitalization. BYTOC has no shares authorized, issues or outstanding. The Ownership Interest is validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. BYTOC has no existing options, warrants, calls, or commitments of any character relating to any interest in BYTOC.

3.	Subsidiaries. BYTOC has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any other corporate entity. BYTOC has not agreed, nor is obligated, to make any future investment in or capital contribution to any other corporate entity. BYTOC has not guaranteed and is not responsible or liable for any obligation of any other corporate entity.
4.	Financial Information. On January 28, 2016, Party B provided Party A with BYTOC’s audited balance sheet, income statement, statement of operations, stockholders’ equity and cash flows for the period ended December 31, 2015 (the “Audit Date”) (such report, the “Audit Report”). Party B represents and warrants that (a) the Audit Report was prepared in accordance with Generally Accepted Accounting Principles (GAAP) and audited by Anthony Kam & Associates Limited, a PCAOB-registered accounting firm organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China; (b) the Audit Report is true and accurate and presents fairly the financial condition of BYTOC as of the Audit Date; (c) BYTOC has no liabilities or obligations (absolute or contingent) which are not reflected in the Audit Report, and all assets reflected in the Audit Report are properly reported and present fairly the value of the assets of BYTOC; (d) BYTOC has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxes; (e) the books and records, financial and otherwise, of BYTOC are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices; and (f) BYTOC has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise, which are not reflected in the Audit Report.
5.	Liabilities. BYTOC does not have any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (i) liabilities identified as such in the “liabilities” column of the balance sheet; (ii) accounts payable or accrued salaries that have been incurred by BYTOP since the balance sheet date in the ordinary course of business and consistent with BYTOC’s past practices; (iii) liabilities under the contracts of BYTOC that are expressly set forth in and identifiable by reference to the text of such contracts; and (iv) the liabilities identified in Part 2.5 of the disclosure schedule attached as an exhibit to this Agreement (the “Disclosure Schedule”).

6.	Property and Intellectual Property. BYTOC owns, and has good and valid title to, all assets purported to be owned by it, including: (i) all assets reflected on the balance sheet except assets used, consumed or written off as obsolete since the date of its last balance sheet in the ordinary course of business consistent with past practice; (ii) all Intellectual Property (as defined in this section); and (iii) all other assets reflected in the books and records of BYTOC as being owned by BYTOC (together, the “BYTOC Assets”). The BYTOC Assets are owned by BYTOP free and clear of any liens or other Encumbrances (as defined below), except for any lien for current taxes not yet due and payable and minor liens that have arisen in the ordinary course of business and that do not materially detract from the value of the assets subject thereto or materially impair the operations of BYTOP. “Intellectual Property” shall mean sales methodologies and processes, training protocols and similar methods and processes, algorithms, APIs, apparatus, circuit designs and assemblies, gate arrays, net lists, test vectors, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries). “Encumbrances” shall mean any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.
7.	Equipment. All material items of equipment, fixtures and other tangible assets owned by or leased to BYTOC or currently used in the operation of the business of BYTOC are reasonably adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted), are maintained in a reasonably prudent manner, and are adequate for the conduct of BYTOC’s business in the manner in which such business is currently being conducted.

8.	Material Contracts. Party B has made available to Party A accurate and complete copies of all written contracts of BYTOC, including all amendments thereto pursuant to which BYTOC is a party or to which its assets, property or business are bound or subject as of the date hereof, which contains any non-compete or exclusivity provisions restricting the business of BYTOC, or the geographic area or manner in which BYTOC may conduct business; is reasonably anticipated to generate annual revenue to BYTOC in the aggregate, in excess of $500,000 in the calendar year ending December 31, 2016, or in excess of $1,000,000 over the remaining life of such contract; or is between BYTOC on the one hand, and any owner of any interest in BYTOC, on the other hand (the “Material Contracts”). Each Material Contract is valid and in full force and effect and is enforceable by BYTOC in accordance with its terms. BYTOC has not breached, violated or defaulted under any Material Contract, and no event has occurred which would result in the breach, violation or default under any Material Contract. No event has occurred (including the execution of this Agreement) which would grant a third party the right to prematurely terminate, or seek remedy under, or cause a default under, any of the Material Contracts.
9.	Absence of Material Misrepresentations and Omissions. The information concerning BYTOC set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.
10.	Absence of Changes. Except as disclosed in the Disclosure Schedule, since the Audit Date: (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of BYTOC; (b) BYTOC has not amended its articles of association; (c) BYTOC has not agreed to declare or make any payment of dividends or distributions of any assets to shareholders or entered into any material transaction other than sales in the ordinary course of its business; (d) BYTOC has not issued any securities or agreed to grant rights to securities, borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed in the Disclosure Schedule, except liabilities incurred in the ordinary course of business; and (e) BYTOC has not agreed to sell or transfer any of its assets, properties, or rights or agreed to cancel any debts or claims.

11.	Litigation. Except as disclosed in the Disclosure Schedule, BYTOC is not subject to any actual or threatened litigation or investigations of any kind.
12.	Investment Representations. Party B hereby represents and warrants that Party B is not a U.S. person, and is not acquiring the securities for the account or benefit of any U.S. person. Party B agrees to resell the Party A Exchange Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to the Party A Exchange Shares unless in compliance with the Securities Act. Party B hereby represents and warrants that the Party A Exchange Shares are being acquired for his own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that Party B does not hereby agree to hold any of the Party A Exchange Shares for any minimum or other specific term and reserves the right to dispose of the Party A Exchange Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Party B hereby represents and warrants that Party B understands that the Party A Exchange Shares are being offered and sold to Party B in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Party A is relying upon the truth and accuracy of, and Party B’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Party B set forth herein in order to determine the availability of such exemptions and the eligibility of Party B to acquire the Party A Exchange Shares. Party B hereby represents and warrants that Party B and his advisors, if any, have been furnished with all materials relating to the business, finances and operations of Party A and materials relating to the offer and sale of the Party A Exchange Shares which have been requested by Party B or its advisors, and Party A has been available to answer Party B’s questions about Party A, however Party A has not disclosed to Party B any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to Party B.
13.	Transfer or Re-Sale. Party B understands that the Party A Exchange Shares have not been registered under the Securities Act or any applicable state securities laws, and the Party A Exchange Shares may not be transferred unless one of the following occurs: (a) the Party A Exchange Shares are sold pursuant to an effective registration statement under the Securities Act; or (b) the Party A Shares are sold or transferred as set forth in Section 12 of this Article 2. If Party B chooses to resell the Party A Exchange Shares pursuant to Regulation S, Party B shall deliver to Party A an opinion of counsel stating that such sale is in compliance with Regulation S. If in reselling the Party A Exchange Shares, Party B is deemed to be an underwriter (as that term is defined in the Securities Act), Party B shall comply with some other exemption under the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) thereunder. Party A is under no obligation to register the Party A Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Party A Exchange Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement provided that the forgoing is undertaken in compliance with the Securities Act.

Article 3	Representations, Warranties and Covenants of Party A
1.	Organization; Qualification. Party A is a company duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws and regulations to carry on its business in all material respects as it is now being conducted. Party A has provided Party B with a complete and correct copy of its Articles of Incorporation as in effect on the date hereof, and this Agreement does not violate any provision of Party A’s Articles of Incorporation. Party A has taken all actions required by law, its Articles of Incorporation, or otherwise to authorize the execution, delivery and performance of this Agreement.
2.	Authority; Binding Nature of Agreement. Party A and Party C have the absolute and unrestricted right, power and authority to enter into and perform their obligations under this Agreement and under each other agreement, document and instrument referred to in this Agreement to which Party A and Party C are a party; and the execution, delivery and performance by Party A and Party C of this Agreement any of each such other agreement, document and instrument have been duly authorized by all necessary action on the part of Party A and Party C and their respective boards of directors. No vote of Party A or Party C’s shareholders is needed to approve the Exchange. This Agreement and each other agreement, document or instrument referred to in this Agreement to which Party A and Party C are a party constitutes the legal, valid and binding obligation of Party A and Party C, as the case may be, enforceable against them in accordance with its terms.
3.	Capitalization. The authorized number of Party A’s shares is 1,015,000,000 total shares, including 1,000,000,000 shares of common stock and 15,000,000 shares of preferred stock. As of the Effective Date, and not giving effect to the Party A Exchange Shares issued in connection with this Agreement, Party A has 70,176,241 shares of common stock issued and 62,121,360 shares outstanding. Party A has not issued any preferred stock. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. Party A has no existing options, warrants, calls, or commitments of any character relating to its authorized and unissued stock.

4.	Corporate Structure. Party C is the wholly-owned subsidiary of Xing Rui International Investment Holding Group, Ltd., a Seychelles corporation, which is itself a wholly-owned subsidiary of Party A. Party C is registered under the laws of the People’s Republic of China as a wholly foreign-owned entity.
5.	Financial Information. The balance sheets and statements of operations, stockholders’ equity and cash flows contained in Party A’s disclosure filings with the SEC (a) comply as to form in all material respects with applicable accounting requirements and rules and regulations of the SEC with respect thereto, (b) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (c) are in accordance with the books and records of Party A and (d) present fairly in all material respects the financial condition of Party A at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.
6.	Absence of Material Misrepresentations and Omissions. The information concerning Party A set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.
7.	Legal Proceedings. Party A is not subject to any actual or, to Party A’s knowledge, threatened litigation or investigations of any kind. There is no pending legal proceeding and, to the knowledge of Party A and Party C, no person has threatened to commence any legal proceeding, that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Exchange or any of the other transactions contemplated by this Agreement.
8.	Valid Issuance. The Party A Exchange Shares, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and none of such shares will be subject to any repurchase option, forfeiture provision or restriction on transfer (other than restrictions on transfer imposed by virtue of applicable federal and state securities laws).

Article 4	Survival of Representations; Holdback; Further Agreements
1.	Survival of Representations.
a.	The representations and warranties made by Party B in this Agreement, except for the representations and warranties made in Sections 1, 2 and 4(d) of Article 2, shall survive the Effective Date and shall expire at 11:59 pm Eastern Standard Time on the date 12 months after the date of this Agreement (the “Termination Date”); provided, however, that if, at any time prior to the Termination Date, Party A or Party C delivers to Party B a written notice alleging the existence of an inaccuracy in or a breach of any of such representations and warranties and asserting a claim for recovery, then the claim shall survive the Termination Date until fully and finally resolved.
b.	The representations and warranties made by Party B in Sections 1, 2 and 4(d) of Article 2 shall survive the Termination Date until the expiration of the statute of limitations (including any extensions thereof) applicable to a third party claim.
c.	All representations and warranties made by Party A and Party C shall terminate and expire as of the Effective Date, and any liability of Party A and Party C with respect to such representations and warranties shall thereupon cease.
d.	The limitations set forth in this Section 1 of Article 4 shall not apply in the case of claims based upon fraud or willful misconduct of any Party.
e.	The representations, warranties, covenants and obligations of Party B, and the rights and remedies that may be exercised by Party A and Party C, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of Party A or Party C or any of their representatives. For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by Party B in this Agreement.

2.	Purchase Price Holdback.
a.	At Closing, Party A shall issue and transfer 4,800,000 Party A Shares to Party B. The remaining 1,200,000 of the Party A Shares (the “Holdback Shares”) shall be withheld at Closing to secure the performance of Party B’s covenants and obligations, and to ensure the validity of Party B’s representations and warranties as set forth in Article 2.
b.	Should Party B be found to have violated the terms of Article 2 or to violate its obligations and covenants (each a “Holdback Event”), then the amount of Holdback Shares shall be reduced to the extent necessary to compensate Party A for such Holdback Event. To avoid doubt, the U.S. Dollar value of the shares to be withheld shall be equal to the price per share of the Party A Shares determined by reference to the price publicly quoted by the OTCQB exchange at 4:00 p.m. U.S. Eastern Standard Time on the day immediately preceding the Effective Date.
c.	At the later of the Termination Date or the resolution of all claims made by Party A pursuant to Section 1(a) of Article 4, the Holdback Shares that are remaining (net of Holdback Event charges) shall be delivered to Party B.
3.	Guaranteed Minimum Income. The Parties expect that, for the five financial years starting from the beginning of 2016 and ending with the close of 2020, the annual net income of BYTOC shall not be less than RMB10,000,000 (the “BYTOC Minimum Income”). To the extent that in any year the actual net income of BYTOC is less than the BYTOC Minimum Income, Party B agrees, within 30 days following BYTOC’s end-of-year audit, to pay to Party C a cash payment equal to Party C’s proportional share of the BYTOC Minimum Income minus Party C’s proportional share of the actual annual income for the given year. By way of example, if BYTOC achieved an annual net income of RMB8,000,000, Party B would pay to Party C RMB1,020,000 ((RMB10,000,000 multiplied by 0.51), minus (RMB8,000,000 multiplied by 0.51)). BYTOC shall not change its financial years prior to the end of 2020.
Article 5	Conditions Precedent to Closing; Agreement Relating to Articles
1.	Conditions to the Obligations of Party B. The obligations of Party B to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or before the Closing, of each of the following conditions:

a.	the representations and warranties contained in Article 3 shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) at the time of the Closing, and Party A shall have complied in all material respects with its covenants required to be complied with hereunder prior to the Closing;
b.	Party B shall have been furnished with a certificate dated on the Closing date and signed by Party A to the effect that Party A is not subject to any litigation, proceeding, investigation, or inquiry which is pending or, to the best knowledge of Party A, threatened, which might prevent or hinder the completion of the transactions contemplated by this Agreement or which might result in any material adverse change in any of the assets, properties, business, or operations of Party A;
c.	Party A shall deliver to Party B a certificate of good standing issued by the Secretary of State of Nevada or other appropriate office, dated as of a date which is no more than ten (10) days prior to the Closing date;
d.	The board of directors of Party A shall have approved the Agreement;
e.	all consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Party A after the Closing on the basis as presently operated shall have been delivered to Party B; and
f.	Party B shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Party B may reasonably request.
2.	Conditions to the Obligations of Party A. The obligations of Party A to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or before the Closing, of each of the following conditions:
a.	the representations and warranties contained in Article 2 shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) at the time of the Closing, and Party B shall have complied in all material respects with its covenants required to be complied with hereunder prior to the Closing;

b.	Party A shall have been furnished with a certificate dated on the Closing date and signed by Party B to the effect that BYTOC is not subject to any litigation, proceeding, investigation, or inquiry which is pending or, to the best knowledge of Party B, threatened, which might prevent or hinder the completion of the transactions contemplated by this Agreement or which might result in any material adverse change in any of the assets, properties, business, or operations of BYTOC;
c.	Party B shall deliver to Party A a certificate of good standing, with respect to BYTOC, issued by the relevant Chinese authority, dated as of a date which is no more than ten (10) days prior to the Closing date;
d.	all consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of BYTOC after the Closing on the basis as presently operated shall have been delivered to Party A; and
3.	Amendment of Articles. As soon as reasonably practicable following the Closing, the Parties agree that the articles of association and bylaws of BYTOC shall be amended to require a vote of the majority of the ownership interests in BYTOC to (i) approve the acquisition of BYTOC by means of a merger, (ii) approve the sale of substantially all assets of BYTOC, (iii) liquidate, dissolve or wind-up the business and affairs of BYTOC; (iv) amend, alter or repeal any provision of the articles of association or bylaws of BYTOC; (v) create any class or series of capital stock of BYTOC; (vi) pay or declare any dividend or make any distribution on any shares of capital stock of BYTOC; (vii) issue any debt security; and/or (viii) elect each member of the board of directors of BYTOC. The Parties shall reasonably cooperate and undertake such actions and execute such documents, and shall consent as a shareholder of BYTOC as required, in each case to effect the agreement of the Parties as set forth in this Article 5, Section 3.
a.	Party A shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Party A may reasonably request.

Article 6	Liquidated Damages; Governing Law; Venue
1.	Upon execution of this Agreement, the Parties shall strictly perform all terms and conditions of this Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.
2.
The entry into and the variation, interpretation, implementation and termination of this Agreement shall be governed by PRC Laws. Where PRC Laws do not expressly provide for the interpretation of any provision or concept contained in this Agreement, such provision or concept shall be interpreted in accordance with internationally accepted legal principles.

3.
In the event of any dispute, controversy or claim arising out of or relating to this Agreement (each, a “Dispute”), such dispute, controversy or claim shall be the subject of an attempt at an amicable solution. If the Dispute has not been resolved within 10 days after the occurring, any Party to such Dispute shall be entitled to submit such Dispute to the Hong Kong International Arbitration Centre for arbitration by three arbitrators in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law which are in effect at the time (the “UNCITRAL Rules”), as modified by this Agreement. The arbitration shall be conducted in English and Chinese. In any arbitration commenced pursuant to this Clause hereby two parties shall, acting jointly, be entitled to appoint one arbitrator (the “Party Arbitrators”). In default of such appointment for any reason whatsoever, the relevant arbitrator(s) shall be appointed by the Hong Kong International Arbitration Centre. The chairman of the arbitral tribunal shall be decided by the Party Arbitrators. Any such arbitration shall be administered by the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Procedures for Arbitration in force at the Execution Date of this Agreement including such additions to the UNCITRAL Rules.

4.	Subject to the limitations set forth herein, from and after the Closing, Party A and its officers, directors, managers, employees, equity holders, partners and members (each, an “Party A Indemnitee”) shall be entitled to indemnification from and against any and all Losses arising from, or in connection with (a) any breach of or inaccuracy in any of Party B’s representations or warranties in this Agreement, or (b) any breach or non-fulfillment of any obligations, covenant or agreement made hereunder by Party B. “Losses” means any and all damages, fines, fees, penalties, liabilities, deficiencies, taxes, claims, losses, demands, judgments, settlements, actions, obligations and costs and reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel); provided, that in no event shall Losses include any consequential, indirect, incidental, punitive, multiple, special or other similar damages, including lost profits, lost revenues, business interruptions, or loss of business opportunity or reputation, other than any such damages awarded pursuant to a final, non-appealable determination of a court of competent jurisdiction and actually paid to any third party against an Indemnitee, and no multiplier or similar concept shall be applied for purposes of calculating Losses.

5.	Subject to the limitations set forth herein, from and after the Closing, Party B shall be entitled to indemnification from and against any and all Losses arising from, or in connection with (a) any breach of or inaccuracy in any of Party A’s representations or warranties in this Agreement, or (b) any breach or non-fulfillment of any obligations, covenant or agreement made hereunder by Party A.
Article 7	Miscellaneous
1.	Where the Parties unanimously agree to terminate the performance of this Agreement, they must enter into a written termination agreement.
2.	This Agreement shall be made in duplicate, with Party A and Party B each holding one copy, and shall become effective from the date of signatures and seals by the Parties.
4.	Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.
5.	This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.
6.	This Agreement including the Schedules and Exhibits attached hereto which are deemed for all purposes to be part of this Agreement, and the other documents delivered pursuant to this Agreement, contain all of the terms, conditions and representations and warranties agreed upon or made by the Parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the Parties or their representatives, oral or written, respecting such subject matter.
7.	The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties to this Agreement.

8.	Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given and made if (i) in writing and served by personal delivery upon the Party for whom it is intended, (ii) if delivered by facsimile or electronic mail with receipt confirmed (including by receipt of confirmatory electronic mail from recipient), or (iii) if delivered by certified mail, registered mail, courier service, return-receipt received to the Party at the address set forth below, with copies sent to the persons indicated:

If to Party A:

Resort Savers, Inc.
 Room 1309 Wanjun Jingmao Building
No. 21 Baoxing Road
Bao An Central, Shenzhen, China 518133

With a copy to (which shall not constitute notice):

Legal & Compliance, LLC
330 Clematis Street
Suite 217
West Palm Beach, FL, 33401
United States of America
Attention: Laura Anthony, Esquire
Facsimile: (561) 514-0832
E-mail: Lanthony@legalandcompliance.com

If to Party B:

 Yang Baojin
40, Si Li Jiaozhuangcun, Yancunzhen
Fangshang District, Beijing
100000, China

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 7.

9.	Any waiver of any term or condition of this Agreement by any Party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

10.	This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their permitted successors and assigns. No Party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other Parties to this Agreement, which any such Party may withhold in its absolute discretion.

11.	Nothing in this Agreement shall confer any rights, remedies or claims upon any person or entity not a Party or a permitted assignee of a Party to this Agreement.
12.	This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.
13.	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED.
14.	Party C will pay 51%, and Party B will pay 49% of all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar taxes incurred as a result of the transactions contemplated by this Agreement.
15.	If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party hereto. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.
16.	The Parties have participated in the drafting and negotiation of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties thereto and no presumption of burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any provision in this Agreement.

The Parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

PARTY A RESORT SAVERS, INC. /s/ Zhou Guibin Name: ZHOU Guibin Title: President and CEO ID No: Address:	PARTY B YANG BAOJIN /s/ Yang Baojin ID No: Address:

PARTY C HUAXIN CHANGRONG (SHENZHEN) TECHNOLOGY SERVICE CO., LTD. /s/______________________ Name: Title: ID No: Address:

(Signature page to Exchange Agreement)